UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2022

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 E. Windrose Drive, Suite 200, Phoenix, Arizona	85032
(Address of principal executive offices)	(Zip Code)

(623) 445-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share	UTI	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2022, Universal Technical Institute, Inc., a Delaware corporation (“UTI”), completed the acquisition contemplated by the previously announced Stock Purchase Agreement (the “Purchase Agreement”) dated May 3, 2022, by and among UTI, Concorde Career Colleges, Inc., a Delaware corporation (“Concorde”); Liberty Partners Holdings 28, L.L.C., a Delaware limited liability company, and Liberty Investment IIC, LLC, a Delaware limited liability company (each a “Seller,” and collectively, the “Sellers”); and Liberty Partners L.P., a Delaware limited partnership, in its capacity as a representative of the Sellers. Concorde is a leading provider of industry-aligned healthcare education programs in fields such as nursing, dental hygiene and medical diagnostics. Concorde operates 17 campuses across eight states with approximately 8,000 students, and offers its programs via in-person, hybrid and online formats.

Under the terms of the Purchase Agreement, UTI acquired of all of the issued and outstanding shares of capital stock of Concorde for a base purchase price of $50.0 million in cash, subject to certain customary adjustments as set forth in the Purchase Agreement. As a result of the transactions contemplated by the Purchase Agreement, Concorde is now a wholly owned subsidiary of UTI.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2022, UTI issued a press release announcing the closing of the Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of UTI, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Consolidated Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The audited financial statements of Concorde for the year ended December 31, 2021 and the unaudited financial statements of Concorde for the nine-month period ended September 30, 2022 will be filed with an amendment to this Current Report on Form 8-K as Exhibit 99.2 within 71 calendar days of the Closing.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of UTI and Concorde for the year ended September 30, 2022 will be filed with an amendment to this Current Report on Form 8-K as Exhibit 99.3 within 71 calendar days of the Closing.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 1, 2022, by UTI.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2022	Universal Technical Institute, Inc.

	By:	/s/ Christopher Kevane
	Name:	Christopher Kevane
	Title:	Senior Vice President and Chief Legal Officer

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